Exhibit 99.1

Investor Update	Issue Date: January 9, 2015

This investor update provides guidance and certain forward looking statements about United Continental Holdings, Inc. (the “Company” or “UAL”). The information in this investor update contains preliminary financial and operational results for the Company for fourth quarter and full-year 2014 and forward looking statements for other periods.

Capacity

The Company’s fourth-quarter 2014 consolidated system available seat miles (“ASMs”) increased an estimated 0.9% as compared to the same period in the prior year. UAL’s fourth-quarter 2014 consolidated domestic ASMs decreased approximately 1.4% and consolidated international ASMs increased an estimated 3.9% versus the fourth quarter of 2013. The Company estimates its full-year 2014 consolidated system ASMs increased 0.3% year-over-year.

Revenue

The Company’s fourth-quarter 2014 consolidated passenger revenue per available seat mile (“PRASM”) increased between 0.25% and 0.75% versus the fourth quarter of 2013. This guidance is negatively impacted by 1.5 percentage points related to certain interline ticket reconciliations the Company recorded in the fourth quarter of 2013. UAL expects its fourth-quarter 2014 cargo revenue to be between $250 million and $270 million and expects its fourth-quarter 2014 other revenue to be between $960 million and $980 million.

For the full year 2014, consolidated PRASM increased between 1.6% and 1.7% year-over-year. United expects cargo revenue to be between $928 million and $948 million and other revenue to be between $4.19 billion and $4.21 billion.

Non-Fuel Expense

For the fourth quarter 2014, the Company expects consolidated cost per ASM (“CASM”), excluding profit sharing, fuel, third-party business expenses and special charges, to increase 0.75% to 1.75% year-over-year. The Company expects full-year 2014 consolidated CASM, excluding profit sharing, fuel, third-party business expenses and special charges, to increase 1.2% to 1.4% year over year.

The Company expects to record approximately $65 million of third-party business expense in the fourth quarter and approximately $534 million for full-year 2014. Corresponding third-party business revenue associated with third-party business activities is recorded in other revenue.

Fuel Expense

United estimates its consolidated fuel price to be $2.83 for the fourth quarter 2014, including $0.25 of cash-settled hedge losses. In the quarter, the Company closed out two percentage points of its 2015 hedge positions, adding approximately $0.09 per gallon to its cash-settled hedge losses. The Company is now 22% hedged for its 2015 fuel consumption. Including the early settlement of these 2015 hedge positions, United expects approximately $237 million in cash settled hedge losses in the fourth quarter, with $85 million of losses in fuel expense and $152 million of losses in non-operating expense.

For the full year 2014, UAL estimates its consolidated fuel price, including cash-settled hedges, to be $3.03 per gallon.

Non-Operating Expense

The Company estimates non-operating expense to be between $330 million and $350 million for the fourth quarter 2014 and between $833 million and $853 million for full-year 2014. These estimates include cash settled hedge losses of approximately $152 million in the fourth quarter of 2014. The Company excludes the non-cash impact of fuel hedges from its non-operating expense guidance and non-GAAP earnings.

Profit Sharing and Share-Based Compensation

For 2014, the Company will pay approximately 10% of total adjusted earnings as profit sharing to employees for adjusted earnings up to a 6.9% adjusted pre-tax margin and approximately 14% for any adjusted earnings above that amount. Adjusted earnings for the purposes of profit sharing are calculated as GAAP pre-tax earnings, excluding special items, profit sharing expense and share-based compensation program expense. Share-based compensation expense for the purposes of the profit sharing calculation is estimated to be $111 million for full-year 2014.

Capital Expenditures and Scheduled Debt and Capital Lease Payments

The Company expects between $1.01 billion and $1.03 billion of gross capital expenditures in the fourth quarter and approximately $3.1 billion for the full year 2014, including net purchase deposits. UAL’s gross capital expenditures exclude fully reimbursable capital projects.

The Company expects debt and capital lease payments of approximately $530 million in the fourth quarter and approximately $2.6 billion for full-year 2014, including all pre-payments made year to date. The difference versus prior fourth quarter guidance is primarily attributable to the early retirement of $20 million of debt due in future years.

Liquidity Position

UAL ended the fourth quarter of 2014 with approximately $5.7 billion in unrestricted liquidity comprised of approximately $4.4 billion of unrestricted cash, cash equivalents and short-term investments and $1.35 billion in undrawn commitments under its revolving credit facility.

Taxes

The company currently expects to record minimal cash income taxes in 2014.

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Company Update

Fourth Quarter and Full Year 2014 Operational Update

	Estimated 4Q 2014	Year-Over-Year % Change Higher/(Lower)		Estimated FY 2014	Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic	26,050	(1.6%)		105,385	(1.3%)
Atlantic	10,789	(2.2%)		46,963	0.3%
Pacific	10,077	4.7%		39,895	2.8%
Latin America	5,281	16.5%		21,862	6.5%
Total Mainline Capacity	52,197	1.0%		214,105	0.5%
Regional[1]	8,015	(0.1%)		31,915	(1.3%)
Consolidated Capacity	60,212	0.9%		246,020	0.3%
Domestic System	33,759	(1.4%)		136,153	(1.4%)
International System	26,453	3.9%		109,867	2.4%
Total Consolidated Capacity	60,212	0.9%		246,020	0.3%

Traffic (Million RPMs)
Mainline Traffic
Domestic	21,897	(2.4%)		90,622	(1.0%)
Atlantic	8,535	(1.6%)		37,816	(0.8%)
Pacific	7,891	2.4%		32,436	0.8%
Latin America	4,286	15.6%		18,141	8.5%
Total Mainline Traffic	42,609	0.2%		179,015	0.2%
Regional Traffic[1]	6,602	(0.7%)		26,544	(0.2%)
Consolidated Traffic	49,211	0.1%		205,559	0.2%
Domestic System	28,276	(2.1%)		116,299	(0.9%)
International System	20,935	3.2%		89,260	1.6%
Total Consolidated Traffic	49,211	0.1%		205,559	0.2%

Load Factor
Mainline Load Factor
Domestic	84.1%	(0.7	) pts	86.0%	0.3	pts
Atlantic	79.1%	0.5	pts	80.5%	(0.8	) pts
Pacific	78.3%	(1.8	) pts	81.3%	(1.6	) pts
Latin America	81.2%	(0.6	) pts	83.0%	1.5	pts
Total Mainline Load Factor	81.6%	(0.7	) pts	83.6%	(0.2	) pts
Regional Load Factor[1]	82.4%	(0.5	) pts	83.2%	1.0	pts
Consolidated Load Factor	81.7%	(0.7	) pts	83.6%	(0.0	) pts
Domestic System	83.8%	(0.6	) pts	85.4%	0.5	pts
International System	79.1%	(0.6	) pts	81.2%	(0.7	) pts
Total Consolidated Load Factor	81.7%	(0.7	) pts	83.6%	(0.0	) pts

1.	Regional results reflect flights operated under capacity purchase agreements

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Company Update

Fourth-Quarter and Full-Year 2014 Financial Update

	Estimated 4Q 2014	Year-Over-Year % Change Higher/(Lower)	Estimated FY 2014	Year-Over-Year % Change Higher/(Lower)
Revenue (¢/ASM, except Cargo and Other Revenue)
Mainline Passenger Unit Revenue	12.19 - 12.25	1.5% - 2.0%	12.50 - 12.52	2.4% - 2.6%
Consolidated Passenger Unit Revenue	13.40 - 13.46	0.25% - 0.75%	13.72 - 13.73	1.6% - 1.7%
Cargo Revenue ($M)	$250 - $270		$928 - $948
Other Revenue ($M)	$960 - $980		$4,190 - $4,210

Operating Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing & Third-Party Business Expenses	13.07 - 13.16	(4.3%) - (3.7%)	13.45 - 13.47	(1.5%) - (1.3%)
Consolidated Unit Cost Excluding Profit Sharing & Third-Party Business Expenses	13.88 - 13.98	(4.8%) - (4.1%)	14.34 - 14.36	(1.2%) - (1.1%)

Non-Fuel Expense[1] (¢/ASM)
Mainline Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expenses	9.11 - 9.20	0.7% - 1.7%	9.01 - 9.03	0.6% - 0.8%
Consolidated Unit Cost Excluding Profit Sharing, Fuel & Third-Party Business Expenses	9.68 - 9.78	0.75% - 1.75%	9.60 - 9.62	1.2% - 1.4%

Third-Party Business Expenses ($M)	$65		$534

Select Expense Measures ($M)
Aircraft Rent	$215		$883
Depreciation and Amortization	$431		$1,679

Fuel Expense
Mainline Fuel Consumption (Million Gallons)	769		3,183
Consolidated Fuel Consumption (Million Gallons)	948		3,905
Consolidated Fuel Price Excluding Hedges (Price per Gallon)	$2.58		$2.97
Consolidated Fuel Price Including Cash-settled Hedges (Price per Gallon)	$2.83		$3.03

Cash Settled Fuel Hedges[1] ($M)
Operating	$85
Non-operating	$152

Non-Operating Expense ($M)
Non-Operating Expense[1,2]	$330 - $350		$833 - $853

Capital Expenditures ($M)
Gross Capital Expenditures incl. Purchase Deposits	$1,010 - $1,030		~$3,100

Debt and Capital Lease Payments ($M)	$530		$2,600

1.	Excludes special charges
2.	Excludes non-cash gains/losses on fuel hedges

Share Count

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual earnings per share calculation will likely be different from those set forth below.

	4Q 2014
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	372	372	—
$1 million - $10 million	372	373	—
$11 million - $71 million	372	376	—
$72 million - $356 million	372	386	2
$357 million or greater	372	387	2

	Full Year 2014
	(Estimated)
	Basic Share Count	Diluted Share Count	Interest Add-back
Net Income	(in millions)	(in millions)	(in $ millions)
Less than or equal to $0	371	371	—
$1 million - $145 million	371	372	—
$146 million - $287 million	371	378	2
$288 million - $1,330 million	371	390	11
$1,331 million or greater	371	393	23

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Non-GAAP to GAAP Reconciliations

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including net income/loss, net earnings/loss per share and CASM, among others. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL’s performance on a consistent basis. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL believes that adjusting for special charges is useful to investors because they are non-recurring charges not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL also believes excluding profit sharing allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. In addition, UAL believes that excluding non-cash (gains)/losses on fuel hedges from non-operating expense is useful because it allows investors to better understand the impact of settled hedges on a given period’s results.

	Estimated 4Q 2014		Estimated FY 2014
	Low	High	Low	High
Mainline Unit Cost (¢/ASM)
Mainline CASM Excluding Profit Sharing	13.19	13.28	13.70	13.72
Special Charges (a)	—	—	—	—

Mainline CASM Excluding Profit Sharing & Special Charges (b)	13.19	13.28	13.70	13.72
Less: Third-Party Business Expenses	0.12	0.12	0.25	0.25

Mainline CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	13.07	13.16	13.45	13.47
Less: Fuel Expense (c)	3.96	3.96	4.44	4.44

Mainline CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	9.11	9.20	9.01	9.03

	Low	High	Low	High
Consolidated Unit Cost (¢/ASM)
Consolidated CASM Excluding Profit Sharing	13.99	14.09	14.56	14.58
Special Charges (a)	—	—	—	—

Consolidated CASM Excluding Profit Sharing & Special Charges (b)	13.99	14.09	14.56	14.58
Less: Third-Party Business Expenses	0.11	0.11	0.22	0.22

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	13.88	13.98	14.34	14.36
Less: Fuel Expense (c)	4.20	4.20	4.74	4.74

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	9.68	9.78	9.60	9.62

	Low	High	Low	High
Non-operating Expense ($M)
Non-operating expense	$590	$610	$1,234	$1,254
Exclude: Non-cash losses on fuel hedges	207	207	327	327
Exclude: Other special items	53	53	74	74

Non-operating expense, adjusted (b)	$330	$350	$833	$853

(a)	Operating expense per ASM – CASM excludes special charges, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A, Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com